UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): April 25, 2024
INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road
Sunnyvale, California 94086
(Address of principal executive offices) (zip code)
   Registrant’s telephone number, including area code: (408) 523-2100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISRG	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 25, 2024, the Board of Directors (the “Board”) appointed Lewis Chew to succeed Mark J. Rubash as Chair of the Audit Committee. This appointment took effect on April 25, 2024, in conjunction with Mr. Chew’s election to the Board at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Rubash will continue to serve as a member of the Audit Committee.
In addition, the Board appointed Jami Dover Nachtsheim to succeed Alan J. Levy, Ph.D., who did not stand for re-election at the Annual Meeting, as Chair of the Governance and Nominating Committee, effective April 25, 2024.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the stockholders of Intuitive Surgical, Inc. (“the Company”) voted on the following six proposals, each of which is described in detail in the Proxy Statement filed with the Securities and Exchange Commission on March 8, 2024.
Proposal No. 1: To elect eleven members to the Board to serve a one-year term expiring at the 2025 Annual Meeting of Stockholders:

Nominee	For	Against	Abstain	Broker Non-votes
Craig H. Barratt, Ph.D.	279,379,048	8,598,876	347,484	27,308,327
Joseph C. Beery	287,030,358	932,653	362,397	27,308,327
Lewis Chew	285,273,383	2,682,213	369,812	27,308,327
Gary S. Guthart, Ph.D.	286,871,239	1,103,400	350,769	27,308,327
Amal M. Johnson	273,231,380	14,723,004	371,024	27,308,327
Sreelakshmi Kolli	268,491,109	19,454,661	379,638	27,308,327
Amy L. Ladd, M.D.	284,914,158	3,055,772	355,478	27,308,327
Keith R. Leonard, Jr.	286,896,093	1,058,794	370,521	27,308,327
Jami Dover Nachtsheim	282,893,287	5,063,491	368,630	27,308,327
Monica P. Reed, M.D.	284,862,203	3,113,441	349,764	27,308,327
Mark J. Rubash	273,769,838	13,465,191	1,090,379	27,308,327
Each of the nominees nominated in Proposal No. 1 was elected.
Proposal No. 2: To consider and approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement:

For	Against	Abstain	Broker Non-votes
269,468,985	17,718,629	1,137,794	27,308,327
Proposal No. 2 was approved on an advisory basis.
Proposal No. 3: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

For	Against	Abstain
313,018,376	1,740,078	875,281
Proposal No. 3 was approved.
Proposal No. 4: To approve the amendment and restatement of the Company’s Amended and Restated 2010 Plan:

For	Against	Abstain	Broker Non-votes
256,685,860	30,150,286	1,489,262	27,308,327
Proposal No. 4 was approved.

Proposal No. 5: To approve the amendment and restatement of the Company’s Amended and Restated 2000 Employee Stock Purchase Plan:

For	Against	Abstain	Broker Non-votes
286,625,794	1,238,852	460,762	27,308,327
Proposal No. 5 was approved.
Proposal No. 6: To consider and vote upon a stockholder proposal requesting a racial and gender pay gap report:

For	Against	Abstain	Broker Non-votes
94,805,903	191,660,557	1,858,948	27,308,327
Proposal No. 6 was rejected.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Intuitive Surgical, Inc. Amended and Restated 2010 Incentive Award Plan, as amended and restated.
10.2	Intuitive Surgical, Inc. Amended and Restated 2000 Employee Stock Purchase Plan, as amended and restated.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: April 30, 2024	By:	/s/ JAMIE E. SAMATH
Name: Jamie E. Samath
Title: Senior Vice President and Chief Financial Officer